Exhibit 99.1

Blackboxstocks Sets Reverse Stock Split Ratio at 1-for-4

DALLAS, April 10, 2023 – Blackboxstocks Inc. (NASDAQ: BLBX), (“Blackbox” or the “Company”), a financial technology and social media hybrid platform offering real-time proprietary analytics for stock and options traders of all levels, announced today that it has filed an amendment to the Company’s articles of incorporation with the Nevada Secretary of State to effect the Reverse Stock Split at a Split Ratio of one-for-four.

On March 14, 2023, the Board of Directors of Blackboxstocks unanimously adopted resolutions declaring the advisability of, and recommending that stockholders approve, an amendment to the Company’s Articles of Incorporation to effect a reverse split of the Company’s Common Stock (the “Reverse Stock Split”) at a ratio of up to one-for-seven. Also on March 14, 2023, the stockholders of the Company holding a majority in voting power of issued and outstanding Common Stock, as a class, and all of our issued and outstanding shares of Series A Convertible Preferred Stock, adopted by written consent, resolutions approving the Reverse Stock Split and Amendment. On April 7, 2023 the Board of Directors approved a Split Ratio for the Reverse Stock Split of one-for-four.

The amendment to the articles of incorporation take effect on April 10, 2023 at 4:01 p.m. Eastern Daylight Time (the “Effective Time”) and the Company’s Common Stock will begin trading on a split-adjusted basis on The Nasdaq Capital Market at the commencement of trading on April 11, 2023 under the Company’s existing symbol “BLBX”. No fractional shares will be issued as a result of the Amendment. All stockholders who would be entitled to receive fractional shares as a result of the Reverse Stock Split will receive one whole share for their fractional share interest. There was no change in the par value of our Common Stock or Preferred Stock.

As a result of the Reverse Stock Split, every 4 shares of the Company’s Common Stock issued and outstanding immediately prior to the Effective Time will be consolidated into one issued and outstanding share. In addition, proportionate adjustments will be made to the exercise prices of the Company’s outstanding stock options and warrants and to the number of shares issued and issuable under the Company’s existing stock incentive plans.

About Blackboxstocks, Inc.

Blackboxstocks, Inc. is a financial technology and social media hybrid platform offering real-time proprietary analytics and news for stock and options traders of all levels. Our web-based software employs "predictive technology" enhanced by artificial intelligence to find volatility and unusual market activity that may result in the rapid change in the price of a stock or option. Blackbox continuously scans the NASDAQ, New York Stock Exchange, CBOE, and all other options markets, analyzing over 10,000 stocks and up to 1,500,000 options contracts multiple times per second. We provide our users with a fully interactive social media platform that is integrated into our dashboard, enabling our users to exchange information and ideas quickly and efficiently through a common network. We recently introduced a live audio/screenshare feature that allows our members to broadcast on their own channels to share trade strategies and market insight within the Blackbox community. Blackbox is a SaaS company with a growing base of users that spans 42 countries; current subscription fees are $99.97 per month or $959.00 annually.

For more information, go to: https://.blackboxstocks.com.

Safe Harbor Clause and Forward-Looking Statements

This press release includes forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “expose,” “intend,” “may,” “might,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in our filings with the Securities and Exchange Commission (the “SEC”), including our reports on Forms 10-K, 10-Q, 8-K and other filings that we make with the SEC from time to time. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These risks and others described under “Risk Factors” in our SEC filings may not be exhaustive.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results or operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods.

Disclosure Information

Blackboxstocks uses and intends to continue to use its Investors website at https://.blackboxstocks.com/company-overview as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the Company’s Investors website, in addition to following the Company’s press releases, SEC filings, public conference calls, presentations and webcasts.

Contacts

Investors@blackboxstocks.com

PCG Advisory

Stephanie Prince

(646) 863-6341

sprince@pcgadvisory.com